UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02. Unregistered Sales of Equity Securities.

Membership Interest Purchase Agreement.

On March 20, 2020, a certain indirect wholly-owned subsidiary (the “Purchaser”) of SEACOR Marine Holdings Inc. (the “Company”) entered into a membership interest purchase agreement with the Company, Montco Offshore, LLC (the “Seller”) and Lee Orgeron, the principal of the Seller (such agreement, the “MIPA”), pursuant to which the Purchaser purchased the 28% minority equity interest in Falcon Global Holdings LLC (“Falcon Global Holdings”) held by the Seller (the “Equity Purchase”) in exchange for a private placement of 900,000 shares of common stock, par value $0.01 per share, of the Company (the “Consideration Shares”) that were issued to Seller as purchase consideration. The purchase resulted in the Purchaser owning 100% of Falcon Global Holdings. The issuance of the Consideration Shares pursuant to the MIPA was made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the issuance of the Consideration Shares qualified for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) the Seller was an accredited investor or qualified institutional buyer, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock and (iii) the investment intent of the Seller.

Registration Rights Agreement.

In connection with the Equity Purchase, the Company and the Seller entered into a Registration Rights Agreement, dated March 20, 2020 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-3 under the Securities Act no later than 60 days after the date of the Registration Rights Agreement (such date, except as noted below, the “Mandatory Shelf Filing Date”) providing for registration and resale of the Consideration Shares. If the Company is not eligible to file and use a Form S-3 to register resales of the Consideration Shares by the Seller by the Mandatory Shelf Filing Date, it is required to use its commercially reasonable efforts to file a Form S-1 under the Securities Act (or such other form of registration statement as is then available to permit resales by holders of the Consideration Shares on a continuous or delayed basis) providing for registration and resale of the Consideration Shares. Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date and keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Consideration Shares covered by such registration statement have been sold and (B) the date on which all of the Consideration Shares cease to be registrable securities under the Registration Rights Agreement. The Registration Rights Agreement provides the Company with customary blackout rights and requires the Company to pay liquidating damages under certain circumstances if the registration is not filed or declared effective by specified dates. The foregoing description of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.1 hereto and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 20, 2020, the Company issued a press release announcing the Equity Purchase. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated March 20, 2020, by and between the Company and Montco Offshore, LLC.

99.1	Press Release of SEACOR Marine Holdings Inc., dated March 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

March 20, 2020	By:	/s/ John Gellert
Name: John Gellert
Title: President and Chief Executive Officer

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